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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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☒	Preliminary Information Statement
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☐	Definitive Information Statement

Commission file number: 0-14315
AEGIS COMMUNICATIONS GROUP, INC. (Name of Registrant as Specified In Its Charter)
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AEGIS COMMUNICATIONS GROUP, INC.
7880 Bent Branch Drive, Suite 150
Irving, Texas 75063

NOTICE OF ACTION WITHOUT A MEETING

To the Stockholders of Aegis Communications Group, Inc.:

        Enclosed is an Information Statement that relates to the following:

  •
  the amendment of our certificate of incorporation to:

  •
  increase our number of authorized shares of common stock from 200,000,000 to 800,000,000 shares; and

  •
  the amendment of our Series F Preferred Stock Certificate of Designation to

  •
  adjust the conversion rate of the shares of Series F Preferred Stock so that, following the amendment, the outstanding 23,375 shares of Series F Preferred Stock will be convertible into 46,910,503 shares of our common stock (as adjusted for a reverse stock split in accordance with the Series F Preferred Stock Certificate of Designation) and will be converted as of a specified time subject to the completion and effectiveness of specified conditions, and

  •
  remove specified conversion adjustment and antidilution protections from the Series F Preferred Stock Certificate of Designation.

        We are not seeking your consent, authorization, or proxy with respect to these amendments, as the amendments were approved by our board of directors on November 2, 2003 and by the holders of more than a majority of our outstanding voting stock on November 5, 2003 by written consent. This Information Statement also constitutes notice of this consent in accordance with Section 228(e) of the Delaware General Corporation Law. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        We are mailing this Information Statement on or about March [    ], 2004 to our stockholders of record on February 25, 2004.

                      Sincerely,

March [    ], 2004

AEGIS COMMUNICATIONS GROUP, INC.
7880 Bent Branch Drive, Suite 150
Irving, Texas 75063

INFORMATION STATEMENT

        This Information Statement is provided on or about March [    ], 2004 by Aegis Communications Group, Inc., a Delaware corporation, to holders of our outstanding stock as of the record date, February 25, 2004, pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform our stockholders that we will take the actions described in this Information Statement pursuant to the approval by our board of directors and by the written consent of a majority of our outstanding voting shares that are entitled to vote on these matters. As described in more detail in this Information Statement, the proposed actions involve the following:

  1.
  The amendment of our certificate incorporation to:

  a.
  increase our number of authorized shares of common stock from 200,000,000 to 800,000,000 shares.

  2.
  The amendment of our Series F Preferred Stock Certificate of Designation to:

  a.
  adjust the conversion rate of the shares of Series F Preferred Stock so that, following the amendment, the outstanding 23,375 shares of Series F Preferred Stock will be convertible into 46,910,503 shares of our common stock (as adjusted for any reverse stock split that is effected, in accordance with the Series F Preferred Stock Certificate of Designation) and will be converted as of a specified time subject to the completion and effectiveness of specified conditions, and

  b.
  remove specified conversion adjustment and antidilution protections from the Series F Preferred Stock Certificate of Designation.

        These matters are discussed in more detail below under the caption "The Actions."

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        Section 228(a) of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

        Our certificate of incorporation contains no provision or language in any way limiting the right of our stockholders to take action by written consent. On November 5, 2003, holders of more than a majority of the outstanding shares of our voting stock executed a written consent approving an amendment of our certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 800,000,000 shares and the amendment of our Series F Preferred Stock Certificate of Designation as described in this Information Statement. This consent was executed following approval of the actions by our board of directors on November 2, 2003. Because the actions have been approved by the holders of the required majority of the outstanding shares that are entitled to cast votes, no other stockholder approval of these actions is necessary. This Information Statement will also serve as notice of actions taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law. No further notice of the filing of the amendments described herein or the effectiveness of these actions will be given to you.

        This Information Statement is provided to our stockholders for informational purposes only, and you need not take any further action in connection with this Information Statement. We will bear all costs of preparing and delivering this Information Statement.

        Pursuant to our certificate of incorporation, we currently have authorized for issuance 200,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. As of the record date, our only issued and outstanding shares were 85,004,987 shares of common stock, 29,778 shares of Series B Preferred Stock, and 23,375 shares of Series F Preferred Stock. The Series B Preferred Stock is not convertible and does not have the right to vote on these matters. The Series F Preferred Stock, as of the record date, was convertible into 34,527,594 shares of our common stock and is entitled to vote on all matters submitted to a vote of stockholders on an as-converted basis with our common stock, together as a class. You should note that the amendment to the Series F Preferred Stock Certificate of Designation described in this Information Statement will result in Series F Preferred Stock being amended to convert into 46,910,503 shares of common stock. Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders.

        This Information Statement is being mailed on or about March [    ], 2004 to our stockholders of record on the record date, February 25, 2004. Section 213(b) of the Delaware General Corporation Law sets forth the rules for ascertaining the record date to determine which stockholders of a corporation are eligible to consent to action by written consent pursuant to Section 228 of the Delaware General Corporation Law. Pursuant to Section 213(b), our board determined that stockholders of record on February 25, 2004 were entitled to consent to the actions described in this Information Statement.

        The November 5, 2003 written consent of stockholders referenced above and described in this Information Statement was executed by stockholders holding over 68% of the shares eligible to vote on those matters on that date, and a copy of the consent is attached to this Information Statement as Annex A. No amendments to the certificate of incorporation or the Series F Preferred Stock Certificate of Designation will be filed with the Delaware Secretary of State until at least twenty days after the mailing of this Information Statement, or on or about April     , 2004.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        Set forth in the table below is information, as of February 25, 2004, concerning each stockholder known by us to beneficially own more than 5% of any class of our voting securities, each of our directors and named executive officers who beneficially own our voting securities, and all of our directors and executive officers who beneficially own our voting securities, as a group.

        We based the percentage of ownership in the table on the following numbers of shares of our capital stock:

  •
  85,004,987 shares of issued and outstanding common stock (this number excludes 475,600 shares of unretired treasury stock held by us);

  •
  29,778 shares of non-convertible, non-voting Series B Preferred Stock (shares of Series B Preferred Stock are not reflected in the below table because they are non-voting); and

  •
  23,375 shares of convertible, voting Series F Preferred Stock, which as of the record date were convertible into 34,527,594 shares of our common stock (these shares are reflected in the common stock column in the below table and are not shown in a separate column because they vote as a class with our common stock on an as-converted basis).

        We determine beneficial ownership based on the rules and regulations of the Securities and Exchange Commission. All shares of our common stock that can be issued under convertible securities within 60 days after February 25, 2004 are considered to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but are not considered to be outstanding for the purpose of computing the percentage ownership of any other person. Each holder's percentage of common stock is calculated by dividing the number of shares beneficially owned by that holder by the sum of (1) 85,004,987 and (2) the number of shares of common stock that the holder has a right to acquire within 60 days after February 25, 2004.

Beneficial Owner(1)	Number of Common Shares Beneficially Owned	Percent of Class(2)
Questor Partners Fund II, L.P. and its affiliates(3)(4)(14)	72,225,098	60.4%
Deutsche Bank AG—London acting through DB Advisors, LLC as investment advisor(5)(6)(14)	33,974,174	28.6%
Essar Global Limited(7)(8)(14)	34,110,343	28.6%
Thayer Equity Investors III, L.P. and its affiliates(9)(10)(14)	16,486,842	19.4%
Roderick Glen MacMullin(6)(11)	33,974,174	28.6%
Ravikant N Ruia(8)(11)	34,110,343	28.6%
Prashant S Ruia(8)(11)	34,110,343	28.6%
Madhu Vuppuluri(8)(11)	34,110,343	28.6%
Herman M. Schwarz(11)(13)	25,000	*
Joseph V. Marinelli(12)(13)	10,000	*
All executive officers and directors as a group (14 persons)(15)	68,119,517	44.5%

*
Denotes less than 1%.

(1)
The address of our directors and executive officers is c/o 7880 Bent Branch Drive, Suite 150, Irving, Texas 75063.

(2)
Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, the stockholders listed in the table have both sole voting power and sole dispositive power with respect to such shares, subject to community property laws where applicable and the information contained in the other footnotes to the table.

(3)
The address for Questor Partners Funds II, L.P. and its affiliates is 3411 Silverside Rd., Wilmington, Delaware 19810.

(4)
The number of common shares beneficially owned includes 37,697,503 shares of Common Stock and 34,527,594 shares of Common Stock issuable upon conversion of redeemable convertible Series F Preferred Stock, broken down as follows: (1) 35,746,759 shares of Common Stock and 32,768,976 shares of Common Stock issuable upon conversion of 22,184 shares of redeemable convertible Series F Preferred Stock, all held directly by Questor Partners Fund II, L.P. with sole voting power and sole dispositive power; (2) 1,391,655 shares of Common Stock and 1,252,457 shares of Common Stock issuable upon conversion of 848 shares of redeemable convertible Series F Preferred Stock, all held directly by Questor Side-By-Side Partners II, L.P. with sole voting power and sole dispositive power; and (3) 559,089 shares of Common Stock and 506,161 shares of Common Stock issuable upon conversion of 343 shares of redeemable convertible Series F Preferred Stock, all held directly by Questor Side-By-Side Partners II 3(c)(1), L.P. with sole voting power and sole dispositive power. All of the shares held by each of Questor Partners Fund II, Questor Side-By-Side Partners II and Questor Side-By-Side Partners II 3(c)(1) are subject to shared voting and dispositive power. In a Schedule 13D/A7 filed jointly by Questor Partners Fund II, Questor Side-By-Side Partners II and Questor Side-By-Side Partners II 3(c)(1) with the SEC on June 30, 2003, they identify Questor General Partner II, L.P., Questor Principals II, Inc. and Questor Management Company, LLC as related entities that may be deemed to be the beneficial owner of all shares held by Questor Partners Fund II, Questor Side-By-Side Partners II and Questor Side-By-Side Partners II 3(c)(1). Additionally, the Schedule 13D/A7 identifies Jay Alix, Henry L. Druker, Albert A. Koch, Michael D. Madden, Wallace L. Rueckel and Robert E. Shields as affiliates of one or more of Questor General Partner II, L.P., Questor Principals II, Inc. and Questor Management Company, LLC and, as such, each of these individuals may be deemed to be the beneficial owner of all shares held by Questor Partners Fund II, Questor Side-By-Side Partners II and Questor Side-By-Side Partners II 3(c)(1). Messrs. Alix, Druker, Koch, Madden, Rueckel and Shields and Questor General Partner II, L.P., Questor Principals II, Inc. and Questor Management Company, LLC each disclaim such beneficial ownership.

(5)
The address for Deutsche Bank AG—London is Taunusanlage 12, 60325 Frankfurt, Federal Republic of Germany. The address for DB Advisors, LLC is 280 Park Avenue, New York, New York 10017.

(6)
Consists of 33,974,174 shares of Common Stock issuable upon exercise of immediately exercisable warrants granted to Deutsche Bank AG—London by DB Advisors, LLC pursuant to a Note and Warrant Purchase Agreement. All of the shares held by Deutsche Bank are subject to shared voting and dispositive power with DB Advisors. In a Schedule 13D filed jointly by DB Advisors and Deutsche Bank with the SEC on November 14, 2003, Roderick Glen MacMullin was identified as a director of DB Advisors. Mr. MacMullin was designated by Deutsche Bank to serve on the Company's board of directors but disclaims beneficial ownership of Deutsche Bank and DB Advisors' shares.

(7)
The address for Essar Global Limited is P.O. Box 61078, Jebel Ali, Dubai, United Arab Emirates.

(8)
Consists of 34,110,343 shares of Common Stock issuable upon exercise of immediately exercisable warrants granted to Essar Global Limited pursuant to a Note and Warrant Purchase Agreement. According to a Schedule 13D filed by Essar Global Limited with the SEC on November 14, 2003, Essar has sole voting and dispositive power with respect to these shares. Also in this

  Schedule 13D, Essar identifies the executive officers and directors of Essar as persons that may be deemed to be the beneficial owner of all shares held by Essar, including Ravikant N. Ruia and Prashant S. Ruia. Each of these directors disclaims such beneficial ownership. Additionally, Madhu Vuppuluri, a director of the Company, is an executive officer of Essar and may be deemed to be the beneficial owner of all shares held by Essar. Mr. Vuppuluri disclaims such beneficial ownership.

(9)
The address for Thayer Equity Investors III, L.P. and its affiliates is 1455 Pennsylvania Ave., NW, Suite 350, Washington, DC 20004.

(10)
Consists of 16,486,842 shares of Common Stock, which includes 16,336,004 shares of Common Stock held directly by Thayer Equity Investors III and 150,838 shares of Common Stock held directly by TC Co-Investors, LLC. According to a Schedule 13D/A6 filed jointly by Thayer Equity Investors III, TC Equity Partners, TC Co-Investors, TC Management Partners, Frederick V. Malek, Carl J. Rickertsen and Paul G. Stern with the SEC on November 20, 2003, Thayer Equity Investors III shares voting and dispositive power with respect to its shares with TC Equity Partners, L.L.C., and TC Co-Investors shares voting and dispositive power with respect to its shares with TC Management Partners, L.L.C. In a Schedule 13D filed jointly by Thayer Equity Investors III, TC Equity Partners, TC Co-Investors, TC Management Partners, Frederick V. Malek, Carl J. Rickertsen and Paul G. Stern with the SEC on January 19, 2001, they each identified TC Equity Partners as the sole general partner of Thayer Equity Investors III and TC Management Partners as the sole managing member of TC Co-Investors. Each of Messrs. Malek and Rickertsen and Dr. Stern is an affiliate of TC Equity Partners and TC Management Partners, and may be deemed to be the beneficial owner of all shares held by Thayer Equity Investors III and TC Co-Investors. Each of Messrs. Malek and Rickertsen and Dr. Stern disclaims such beneficial ownership.

(11)
Director.

(12)
Executive officer.

(13)
Consists solely of outstanding shares of Common Stock.

(14)
As a result of the Stockholders Agreement, dated November 5, 2003, by and among the Company and Deutsche Bank AG—London acting through DB Advisors, LLC as investment advisor, Essar Global Limited, the three above-referenced Questor entities and the two above-referenced Thayer entities, Deutsche Bank, Essar, Questor and Thayer may be deemed to be acting as a group with regard to our Common Stock that is beneficially owned by each of them. The aggregate amount beneficially owned by Deutsche Bank, Essar, Questor and Thayer is 156,796,457 shares of Common Stock, representing 83.6% of the class. Deutsche Bank holds sole voting power and sole dispositive power with respect to 33,974,174 shares, and shared voting power and shared dispositive power with respect to no shares. Essar holds sole voting power and sole dispositive power with respect to 34,110,343 shares, and shared voting power and shared dispositive power with respect to no shares. The Questor entities hold sole voting power and sole dispositive power with respect to 72,225,098 shares, and shared voting power and shared dispositive power with respect to no shares. The Thayer entities hold sole voting power and sole dispositive power with respect to 16,486,842 shares, and shared voting power and shared dispositive power with respect to no shares. Each of Deutsche Bank, Essar, the Questor entities and the Thayer entities disclaims beneficial ownership of the shares beneficially owned by the others.

(15)
The number of shares beneficially owned includes 35,000 shares of Common Stock and 68,084,517 shares of Common Stock subject to immediately exercisable warrants.

CHANGE IN CONTROL

        Pursuant to a Note and Warrant Purchase Agreement, dated as of November 5, 2003, by and among Aegis, Deutsche Bank AG—London acting through DB Advisors, LLC and Essar Global

Limited, Deutsche Bank and Essar provided approximately equal portions of a $28.231 million investment in Aegis in return for three-year secured promissory notes and warrants to purchase up to 80% of our common stock on a fully-diluted basis, taking into account the completed or pending, as of the date of this Information Statement, conversion or cancellation of all shares of Series D, E, and F Preferred Stock that were outstanding immediately prior to the transaction. As a result of this transaction, on November 5, 2003, Deutsche Bank received warrants to purchase 33,974,174 shares of our common stock and Essar received warrants to purchase 34,110,343 shares of our common stock. As of November 5, 2003, Deutsche Bank and Essar together have warrants to purchase approximately 35% of our common stock on a fully-diluted basis. The Note and Warrant Purchase Agreement provides that, following an amendment of our certificate of incorporation to increase the number of our authorized shares of common stock from 200,000,000 to 800,000,000, we are obligated to issue warrants to purchase an additional 229,329,130 shares of our common stock to Deutsche Bank and warrants to purchase an additional 230,248,285 shares of our common stock to Essar, or an additional 45% of our common stock on a fully-diluted basis, or 80% after taking into account the warrants acquired on November 5, 2003. All funds used by DB Advisors to complete the November 5, 2003 investment were provided to DB Advisors by Deutsche Bank. Deutsche Bank provided the funds out of working capital. All funds used by Essar to complete the November 5, 2003 investment were obtained by Essar from its resources and internal control.

        In accordance with the terms of our then-existing senior and subordinated loans, as well as the terms of our agreement with Deutsche Bank and Essar, we used approximately $12.5 million to repay or otherwise retire our obligations to various lenders from the proceeds of the November 5, 2003 transaction. We used approximately $8.1 million to satisfy our subordinated debt, and to the extent the subordinated debt was not paid off, the holders of the subordinated debt discharged the debt and released us from any further liability under their promissory notes. In addition to the repayment of senior and subordinated debt, the other uses of the proceeds of the transaction included collateralizing the letters of credit that remain outstanding under our former credit facility (approximately $4.3 million), payment of investment banking, legal, and accounting fees (approximately $1.4 million), payment of management retention bonuses (approximately $0.4 million), amounts to be reserved for the holders of our Series B Preferred Stock (approximately $0.3 million), and the possible payment of all or a portion of an approximately $1.1 million break-up fee to the extent that it is owed to AllServe Systems PLC in connection with the termination of our previously announced agreement to be acquired by AllServe (see discussion under the caption "The Actions—Background"). We deny that we owe AllServe the break-up fee and the break-fee is currently the subject of litigation between AllServe and Aegis (see the discussion under the caption "Legal Proceedings').

        In connection with the completion of the transactions contemplated by the November 5, 2003 Note and Warrant Purchase Agreement, Aegis, Deutsche Bank, Essar, Questor Partners Fund II, L.P., Questor Side-by-Side Partners II, L.P., Questor Side-by-Side Partners II 3(c)(1), L.P. ("Questor Partners Fund II, L.P., Questor Side-by-Side Partners II, L.P., and Questor Side-by-Side Partners II 3(c)(1), L.P. are the "Questor Parties"), Thayer Equity Investors III, L.P., and TC Co-Investors, LLC (Thayer Equity Investors III, L.P. and TC Co-Investors, LLC are the "Thayer Parties") entered into a Stockholders Agreement that requires the Questor Parties and the Thayer Parties to use their best efforts to nominate and elect, and to vote all of their shares to elect and continue in office, a board of directors currently consisting of ten members, three of whom will be designated by Deutsche Bank, three of whom will be designated by Essar, one of whom will be our President and Chief Executive Officer of the Company, and three of whom will be independent of Deutsche Bank, Essar, and Aegis. The Stockholders Agreement superseded an earlier stockholders agreement, dated as of December 10, 1999, among Aegis, the Questor Parties, and the Thayer Parties, in which the Questor Parties and the Thayer Parties agreed to use their best efforts to nominate and elect, and to vote all of their shares to elect and continue in office, a board of directors consisting of 12 members, six of whom were to be designated by the Questor Parties and six of whom were to be designated by the Thayer Parties. In connection with the transaction with Deutsche Bank and Essar, ten of the 11 members of our board of directors resigned on November 5, 2003, and, in accordance with the procedures set forth in our certificate of incorporation and bylaws, the number of directors constituting our board of directors was reduced to ten. Herman M. Schwarz, our Chief Executive Officer and the remaining sole director of the Company, has filled five of the vacancies on the board. Of the four new directors, one is a designee of Deutsche Bank, three are designees of Essar and one is Scot M. Brunke, a current employee of the Company who is filing a spot of a Deutsche Bank designee until Deutsche Bank designates another person. We expect in the near future to fill two vacancies with designees of Deutsche Bank and two vacancies with independent directors.

        Following the completion of the Deutsche Bank/Essar transaction on November 5, 2003, each of Deutsche Bank and Essar directly beneficially owns 28.6% of our outstanding common stock based on the beneficial ownership rules and regulations of the Securities and Exchange Commission. Deutsche Bank, Essar, the Questor Parties, and the Thayer Parties may be deemed to be acting as a group with regard to the common stock that is beneficially owned by each of them as a result of these persons being parties to the Stockholders Agreement described above. As a result, the common stock reported as beneficially owned by each of Deutsche Bank, Essar, the Questor Parties, and the Thayer Parties may be deemed to be beneficially owned by each of Deutsche Bank and Essar. In light of the foregoing, based on the number of shares of common stock outstanding on the date of this report, each of Deutsche Bank and Essar may be deemed to beneficially own 83.6% of the common stock as calculated pursuant to Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended. Each of Deutsche Bank and Essar disclaims beneficial ownership of shares beneficially owned by the other and by the Questor Parties and the Thayer Parties.

THE ACTIONS

Background

        On November 5, 2003, we terminated our pending agreement to be acquired by AllServe Systems PLC in accordance with the terms and conditions of our previously announced merger agreement and signed definitive documents to effect, and did effect, an investment in Aegis by Deutsche Bank AG—London acting through DB Advisors, LLC as investment advisor and Essar Global Limited, part of the Essar Group, a diversified industrial group out of India. Our board of directors had responded to an unsolicited written acquisition proposal from Deutsche Bank and Essar and had determined, after consultation with its financial advisor, and taking into account all legal, financial, regulatory, and other aspects of the proposal, that the Deutsche Bank/Essar transaction was a superior proposal that would result in a more favorable outcome for our stockholders and debt holders from a financial point of view than the transaction with AllServe, and that its fiduciary duties required it to accept the Deutsche Bank/Essar Group proposal. For example, one indication of this superiority is that, in contrast to the proposed acquisition by AllServe, the Deutsche Bank/Essar transaction would result in our remaining a publicly traded company with at least 20% of our equity initially remaining in the hands of the then current stockholders. Following the November 5, 2003 transaction, and if all of the warrants received or to be received by Deutsche Bank and Essar were exercised, the shares that had been held by unaffiliated common stockholders on November 5, 2003 would constitute at least approximately four percent of the equity of the newly capitalized Company. See the section entitled "Change of Control" for a more complete description of the November 5, 2003 transaction with Deutsche Bank and Essar.

        Related to the November 5, 2003 transaction with Deutsche Bank and Essar, at a duly assembled meeting on November 2, 2003 the board of directors approved the amendment of our certificate of incorporation to increase our authorized shares of common stock from 200,000,000 to 800,000,000 as well as the amendments of our Series F Preferred Stock Certificate of Designation that are described in this Information Statement. The board also recommended that the amendments be submitted to our stockholders for approval. On November 5, 2003, holders of the requisite majority of the outstanding shares of our voting stock approved, by written consent, (1) an amendment to our certificate of incorporation to increase the number of shares of our common stock, $.01 par value, that we are authorized to issue from 200,000,000 to 800,000,000, and (2) an amendment to our Series F Preferred Stock Certificate of Designation, as described in this Information Statement, (i) to increase the number of shares of common stock into which each share of Series F Preferred may be converted and (ii) to eliminate specified conversion adjustment and antidilution protections.

        The amendments to our Series F Preferred Stock Certificate of Designation and any amendments to our certificate of incorporation in accordance with the board and stockholder approvals described above, will not take effect until at least twenty days after the circulation by us of this Information Statement to our stockholders, in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c-2 promulgated thereunder.

Reasons for Amendment of Our Certificate of Incorporation

        Our certificate of incorporation currently authorizes 202,000,000 shares of capital stock, of which 200,000,000 shares are common stock and 2,000,000 shares are preferred stock. Of the 200,000,000 shares of authorized common stock, immediately prior to the completion of our transaction with Deutsche Bank and Essar on November 5, 2003, 52,171,168 were outstanding, and shares of preferred stock convertible into approximately 79,744,315 shares of common stock were also outstanding. Pursuant to the November 5, 2003 Note and Warrant Purchase Agreement, Deutsche Bank received warrants to purchase 33,974,174 shares of our common stock and Essar received warrants to purchase 34,110,343 shares of our common stock. When the shares of common stock issuable upon exercise of these warrants are added to the number of shares of common stock then outstanding or subject to issuance upon conversion of preferred stock, the 200,000,000 shares of common stock currently authorized are all accounted for even though the Note and Warrant Purchase Agreement contemplated additional warrants to be issued to Deutsche Bank and Essar. Accordingly, pursuant to the terms of the Note and Warrant Purchase Agreement, we became contractually obligated to increase our authorized number of common shares to 800,000,000 in order to have sufficient authorized shares of common stock to issue warrants to purchase an additional 229,329,130 shares of our common stock to Deutsche Bank and warrants to purchase an additional 230,248,285 shares of our common stock to Essar and still have shares of common stock available for other uses.

        Delaware law requires that this amendment of our certificate of incorporation to increase the number of authorized shares of common stock be approved by a majority of our stockholders as a prerequisite to the effectuation of the amendment, which was accomplished by the November 5, 2003 majority written consent.

Reasons for Amendment of Our Series F Preferred Stock Certificate of Designation

        Our Series F Preferred Stock Certificate of Designation currently authorizes the 23,375 outstanding shares of Series F Preferred Stock to be converted into 34,527,594 shares of our common stock. The amendment provides that the conversion rate of the shares of Series F Preferred Stock be adjusted so that, following such amendment, the outstanding 23,375 shares of Series F Preferred Stock will be convertible into 46,910,503 shares of our common stock, to be adjusted for any reverse stock split in accordance with provisions contained in the Series F Preferred Stock Certificate of Designation. The amendment also eliminates specified conversion adjustment and antidilution protections, so that the rights of the holders of the Series F Preferred Stock related to conversion adjustments and antidilution protections will be comparable to the rights of common stockholders.

        In connection with the November 5, 2003 transaction with Deutsche Bank and Essar that is described more fully above in the section entitled "The Actions—Background," the Questor Parties agreed to forego the contractual liquidation preference of their Series F Preferred Stock, convert one-half of their Series F Preferred Stock at the conversion rate, and approve an amendment of the Series F Preferred Stock Certificate of Designation increasing the conversion rate so that 46,910,503 shares of our common stock would be issued rather than the 34,527,594 provided for prior to the amendment and eliminating other conversion adjustment and antidilution protections. As noted earlier, the result of the amendment to the Series F Preferred Stock Certificate of Designation is that the Series F Preferred stockholders would receive more common shares upon conversion than provided for by the current terms of the Series F Preferred Stock Certificate of Designation, and the Series F Preferred stockholders would no longer enjoy other specified conversion adjustments and antidilution protections different from the rights of our common stockholders. Delaware law requires that this amendment of the Series F Preferred Stock Certificate of Designation be approved by a majority of our stockholders as a prerequisite to the effectuation of the amendment of the Series F Preferred Stock Certificate of Designation, which was accomplished by the November 5, 2003 majority written consent.

Interests of Certain Persons in the Actions

        The Questor Parties, the Thayer Parties, Deutsche Bank, and Essar have direct and indirect interests in the matters acted upon. Our board of directors at the time of the transaction was fully aware of these interests and considered them before unanimously approving the amendments discussed above.

        Six of our former directors were designees of the Thayer Parties. In connection with the transaction with Deutsche Bank and Essar, the Thayer Parties received partial payments in satisfaction of our outstanding subordinated debt owed to them (and, to the extent the subordinated debt was not paid off, the holders of the subordinated debt discharged the debt and released the Company from any further liability under their promissory notes). The Thayer Parties were interested in the amendments described above, because the amendments were necessary to consummate the transaction with Deutsche Bank and Essar.

        Five of our former directors were designees of the Questor Parties. The Questor Parties are the sole holders of the Series F Preferred Stock, the Certificate of Designation of which is being amended to increase the number of shares of common stock issuable upon conversion of the remaining outstanding shares of Series F Preferred Stock. These amendments were necessary to consummate the transaction with Deutsche Bank and Essar.

        Four of our current directors are designees of Deutsche Bank or Essar. Pursuant to the Stockholders Agreement entered into by and among Deutsche Bank, Essar, the Questor Parties, the Thayer Parties and us and as described more fully in the section entitled "Change of Control," Deutsche Bank and Essar may each designate three directors to our board of directors. Following the amendment to our certificate of incorporation to increase the number of shares of common stock that we are authorized to issue, we will issue warrants to purchase an additional 229,329,130 shares of our common stock to Deutsche Bank and warrants to purchase an additional 230,248,285 shares of our common stock to Essar. Initially and until our certificate of incorporation is amended to increase the number of authorized shares to cover all of the warrants acquired or to be acquired by Deutsche Bank and Essar, Deutsche Bank and Essar have warrants representing approximately 35% of our common stock on a fully diluted basis. After the amendment of our certificate of incorporation to increase the number of our authorized shares as described above, Deutsche Bank and Essar together will receive warrants to purchase approximately an additional 45% of our common stock on a fully-diluted basis, and in the aggregate, the warrants received by Deutsche Bank and Essar in the transaction will enable them to acquire shares of our common stock representing 80% of our outstanding common stock on a fully-diluted basis.

Dissenters' Rights of Appraisal

        You have no rights to appraisal of your shares of Aegis Communications Group, Inc. common stock under Delaware law in connection with the matters discussed in this Information Statement.

Legal Proceedings

        We are party to certain legal proceedings incidental to our business. Certain claims arising in the ordinary course of business have been filed or are pending against us. Management believes that the ultimate resolution of such contingencies will not have a material adverse effect on the consolidated financial position or consolidated results of operations of Aegis.

        On July 18, 2003, two of our public stockholders, John Beggi and Steven Stremke, filed complaints in the District Court of Dallas County, Texas against the Company and the individual members of its Board of Directors. The complaints alleged, among other things, that the then-proposed acquisition of the Company by AllServe was unfair to our public stockholders and that the defendants breached their fiduciary duties to our public stockholders in connection with the then-proposed acquisition. The plaintiffs are seeking a class action in each complaint and are seeking to enjoin the transaction with AllServe. At this time, it is not possible to predict accurately the outcome of these lawsuits as it is not yet clear what effect the subsequent termination of the merger agreement with AllServe and completion of the transaction with Deutsche Bank and Essar may have on this stockholder litigation. We intend to continue to contest these lawsuits vigorously.

        Additionally, on November 12, 2003, AllServe Systems PLC and its wholly-owned subsidiary AllServe Systems, Inc. filed suit against us in the Court of Chancery of the State of Delaware. Based on the complaint, the plaintiffs are apparently seeking an injunction to prevent us from closing the transaction with Deutsche Bank and Essar, which in our view has already been closed. The complaint also seeks to specifically enforce our merger agreement with AllServe. Alternatively, the complaint seeks payment of the $1.1 million break-up fee as well as other monetary damages that, according to AllServe, exceed $50,000,000. We deny that AllServe is entitled to any injunctive relief, payment of the break-up fee or any other damages or payments. At this time it is not possible to accurately predict the outcome of this lawsuit. We intend to contest this lawsuit vigorously.

FORWARD-LOOKING STATEMENTS

        The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are "forward-looking statements". Terms such as "anticipates", "believes", "estimates", "expects", "plans", "predicts", "may", "should", "will", the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: our reliance on certain major clients; unanticipated losses of or delays in implementation of client programs; higher than anticipated implementation costs associated with new client programs; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on our labor force; reliance on technology; telephone and internet service dependence; the ability, means, and willingness of financial markets to finance our operations; and other operational, financial or legal risks or uncertainties detailed in our SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new expectations, conditions or circumstances, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov.

        You should rely only on the information contained in, or incorporated by reference as an Annex to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than March     , 2004, or such earlier date as is expressly set forth herein.

Sincerely,

ANNEX A

WRITTEN CONSENT OF THE MAJORITY
OF THE HOLDERS OF COMMON STOCK
AND SERIES F PREFERRED STOCK OF
AEGIS COMMUNICATIONS GROUP, INC.
NOVEMBER 5, 2003

        The undersigned stockholders of Aegis Communications Group, Inc., a Delaware corporation (the "Company"), who together hold shares having more than the minimum number of votes that would be necessary to take the actions described herein at a meeting at which the holders of all shares entitled to vote on the action were present and voted, hereby execute this consent pursuant to Section 228 of the Delaware General Corporation Law for the purpose of acting upon proposals to adopt such resolutions:

I.
AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        WHEREAS, in connection with that certain Note and Warrant Purchase Agreement (the "Agreement") dated November 5, 2003, by and among the Company, Deutsche Bank AG—London acting through DB Advisors, LLC as investment advisor ("DB") and Essar Global Limited ("Essar," and together with DB, the "Purchasers"), it is in the best interests of the Company to amend the Amended and Restated Certificate of Incorporation dated August 16, 1999, as amended by the Certificate of Amendment dated December 10, 1999 (together, the "Certificate of Incorporation") to increase the number of shares of the Company's Common Stock, $0.01 par value (the "Common Stock") authorized for issuance from an aggregate of 200,000,000 shares to an aggregate of 800,000,000 shares of Common Stock.

        WHEREAS, the Board of Directors of the Company, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing the proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and directing that said amendments be submitted to the stockholders of the Company for their consideration.

        NOW THEREFORE BE IT RESOLVED, that the undersigned stockholders of the Company hereby authorize, approve and adopt an increase in the number of shares of Common Stock authorized for issuance pursuant to the Certificate of Incorporation to an aggregate of 800,000,000 shares of Common Stock.

        RESOLVED, that the undersigned stockholders of the Company hereby authorize, approve and adopt Certificate of Amendment No. 2 to the Certificate of Incorporation as set forth in Exhibit A to effectuate such increase and authorize the officers of the Company to file Amendment No. 2 to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

        RESOLVED, that all actions of the Board of Directors and officers of the Company previously taken on behalf of the Company to effectuate the adoption of Certificate of Amendment No. 2 to the Certificate of Incorporation are hereby ratified and approved.

II.
APPROVAL OF TRANSACTION BY HOLDERS OF SERIES F PREFERRED STOCK

        WHEREAS, pursuant to the Series F Preferred Stock Certificate of Designation, the holders of the Series F Preferred Stock have the right to approve the transactions contemplated by the Agreement.

        WHEREAS, the Board of Directors of the Company, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing the Company to enter into and consummate the transactions contemplated by the Agreement, declaring same to be advisable, and directing that the Agreement and the transactions contemplated thereby be submitted to the holders of the shares of Series F Preferred Stock of the Company for their consideration.

        NOW THEREFORE BE IT RESOLVED, that the undersigned holders of the Series F Preferred Stock of the Company hereby authorize, approve and adopt the Company's entry into and consummation of the transactions contemplated by the Agreement.

III.
AMENDMENT OF SERIES F CERTIFICATE OF DESIGNATION

        WHEREAS, in connection with the Agreement, it is in the best interests of the Company to amend the Series F Preferred Stock Certificate of Designation dated December 10, 1999 (the "Series F Certificate of Designation") to adjust the conversion rate of the shares of Series F Preferred Stock such that, following such amendment, the outstanding 23,375 shares of Series F Preferred Stock will be convertible into 46,910,503 shares of Common Stock of the Company, and shall be converted into such shares on the Subsequent Closing Date (as defined in the Agreement) subject to the completion and effectiveness of the Thayer Condition (as defined in the Agreement), and to remove certain conversion adjustment and antidilution protections from the Series F Certificate of Designation.

        WHEREAS, the Board of Directors of the Company, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing the proposed amendments to the Series F Certificate of Designation, declaring said amendments to be advisable, and directing that said amendments be submitted to the holders of the requisite shares of Common Stock and Series F Preferred Stock of the Company for their consideration.

        NOW THEREFORE BE IT RESOLVED, that the undersigned stockholders of the Company hereby authorize, approve and adopt amendments to the Series F Certificate of Designation to adjust the conversion rate of the shares of Series F Preferred Stock such that, following such amendment, the outstanding 23,375 shares of Series F Preferred Stock will be convertible into 46,910,503 shares of Common Stock of the Company, and shall be converted into such shares on the Subsequent Closing Date (as defined in the Agreement) subject to the completion and effectiveness of the Thayer Condition (as defined in the Agreement), and to remove certain conversion adjustment and antidilution protections from the Series F Certificate of Designation.

        RESOLVED, that the undersigned stockholders of the Company hereby authorize, approve and adopt the Certificate of Amendment to the Series F Preferred Stock Certificate of Designation as set forth in Exhibit B to effectuate the proposed amendments and authorize the officers of the Company to file the Certificate of Amendment with the Secretary of State of the State of Delaware.

        RESOLVED, that all actions of the Board of Directors and officers of the Company previously taken on behalf of the Company to effectuate the adoption of the Certificate of Amendment are hereby ratified and approved.

IV.
NOTICE TO STOCKHOLDERS

        WHEREAS, the undersigned wish to provide notice of the actions taken herein to the stockholders of the Company in accordance with Section 228(e) of the Delaware General Corporation Law and Regulation 14C of the Securities Exchange Act of 1934.

        NOW THEREFORE BE IT RESOLVED, that an information statement meeting the requirements of Section 228(e) of the Delaware General Corporation Law and Regulation 14C of the Securities Exchange Act of 1934 be delivered to all stockholders of the Company, and the Company's officers are authorized and directed to cause such notice to be delivered promptly to the stockholders.

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V.
GENERAL

        RESOLVED, that the Board of Directors and officers of the Company are hereby authorized and directed, on behalf of the Company, to do all things that such directors or officers may deem to be necessary or desirable to effect the purposes and intent of the foregoing resolutions.

        Executed as of November 5, 2003.

QUESTOR PARTNERS FUND II, L.P.
By Questor General Partner II, L.P., its General Partner
By: Questor Principals II, Inc., its General Partner
By:	/s/ DEAN ANDERSON
Name:	Dean Anderson
Title:	Managing Director
Date:	11-4-03
QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
By: Questor Principals II, Inc., its General Partner
By:	/s/ DEAN ANDERSON
Name:	Dean Anderson
Title:	Managing Director
Date:	11-4-03
QUESTOR SIDE-BY-SIDE PARTNERS II 3(C)(1), L.P.
By: Questor Principals II, Inc., its General Partner
By:	/s/ DEAN ANDERSON
Name:	Dean Anderson
Title:	Managing Director
Date:	11-4-03
TC CO-INVESTORS, LLC
By TC Management Partners, LLC its General Partner
By:	/s/ CHRISTOPHER M. TEMPLE
Name:	Christopher M. Temple
Title:	An Authorized Officer
Date:

THAYER EQUITY INVESTORS III, L.P.
By: TC Equity Partners, LLC, its General Partner
By:	/s/ CHRISTOPHER M. TEMPLE
Name:	Christopher M. Temple
Title:	An Authorized Officer
Date:

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EXHIBIT A

CERTIFICATE OF AMENDMENT NO. 2 TO THE
CERTIFICATE OF INCORPORATION OF
AEGIS COMMUNICATIONS GROUP, INC.

        Aegis Communications Group, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"),

        DOES HEREBY CERTIFY:

        FIRST:    that the Board of Directors of the Corporation, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and directing that said amendments be submitted to the stockholders of said corporation for their consideration. In applicable part, the resolutions authorizing the amendments are as follows:

          "RESOLVED, that the amendment of the Company's Certificate of Incorporation to increase the Company's authorized capital stock to 802,000,000 shares, comprised of 2,000,000 shares of preferred stock and 800,000,000 shares of common stock shall, through a Certificate of Amendment No. 2 to the Amended and Restated Certificate of Incorporation, be and it hereby is approved and adopted;

          RESOLVED, that the amendment to the Certificate of Incorporation described above be submitted for approval to the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action and that the officers of the Company, or any one of them, are hereby authorized and directed, in the name and on behalf of the Company, to do or cause to be done all such acts as they may deem necessary or advisable in connection with the preparation, execution and filing with the Securities and Exchange Commission of the Information Statement, and thereafter the dissemination of the Information Statement to the stockholders who have not consented in writing; and that all such acts of such officers that are in accordance with the purposes and intent of this resolution, are hereby adopted, ratified and confirmed as the valid acts of the Company;

          RESOLVED, that each of the officers of the Company is hereby authorized, empowered and directed to execute, verify, acknowledge, certify, deliver and file such other agreements, instruments, documents, and certificates, to attach to these resolutions such additional resolutions, and to take or cause to be taken such other actions as may be necessary, desirable, or appropriate to effect the purposes and intentions of the foregoing resolutions."

        SECOND:    that the amendment of the Certificate of Incorporation, which would strike in its entirety the first paragraph of Article Fourth of the Certificate of Incorporation of the Corporation and insert in its place a new first paragraph of Article Fourth, is as follows:

  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 802,000,000 shares, consisting of (a) 800,000,000 shares of common stock, $.01 par value per share ("Common Stock"), and (b) 2,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock")."

        THIRD:    that thereafter, stockholders of said Corporation holding the necessary number of shares as required by statute, duly adopted and approved said amendments in a written consent executed in accordance with Section 228 of the Delaware General Corporation Law.

        FOURTH:    that said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

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        IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Certificate of Amendment to be executed and filed on this    day of                        , 2003.

AEGIS COMMUNICATIONS GROUP, INC., a Delaware corporation
By:	Herman M. Schwarz President and Chief Executive Officer

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EXHIBIT B

CERTIFICATE OF AMENDMENT TO THE SERIES F
PREFERRED STOCK CERTIFICATE OF DESIGNATION OF
AEGIS COMMUNICATIONS GROUP, INC.

        Aegis Communications Group, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"),

        DOES HEREBY CERTIFY:

        FIRST:    that the Board of Directors of the Corporation, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing the proposed amendments to the Series F Preferred Stock Certificate of Designation, declaring said amendment to be advisable, and directing that said amendments be submitted to the stockholders of the Corporation for their consideration. In applicable part, the resolutions authorizing the amendments are as follows:

          "RESOLVED, that the amendment of the Company's Series F Preferred Stock Certificate of Designation to adjust the conversion rate of the shares of Series F Preferred Stock such that, following such amendment, the outstanding 23,375 shares of Series F Preferred Stock, which will constitute all of the remaining outstanding shares of Series F Preferred Stock, will be convertible into 46,910,503 shares of Common Stock, and shall be converted into such shares on the Subsequent Closing Date, subject to the completion and effectiveness of the Thayer Condition, shall, through a Certificate of Amendment to the Series F Preferred Stock Certificate of Designation, be and it hereby is approved and adopted;

          RESOLVED, that the amendment of the Company's Series F Preferred Stock Certificate of Designation to remove subsections 7(d) and 7(g) from the Series F Preferred Stock Certificate of Designation be and it hereby is approved and adopted;

          RESOLVED, that the amendments to the Series F Certificate of Designation described above be submitted for approval to the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such actions;

          RESOLVED, that each of the officers of the Company is hereby authorized, empowered and directed to execute, verify, acknowledge, certify, deliver and file such other agreements, instruments, documents, and certificates, to attach to these resolutions such additional resolutions, and to take or cause to be taken such other actions as may be necessary, desirable, or appropriate to effect the purposes and intentions of the foregoing resolutions."

        SECOND:    that the amendment of the Series F Certificate of Designation would add the following definitions:

        "Note and Warrant Purchase Agreement" means that certain Note and Warrant Purchase Agreement by and among the Corporation, Deutsche Bank AG—London acting through DB Advisors, LLC as investment advisor and Essar Global Limited, dated as of November 5, 2003.

        "Subsequent Closing Date" has the meaning provided in the Note and Warrant Purchase Agreement.

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        THIRD:    that the amendment of the Series F Certificate of Designation would strike in its entirety Section 7(b) and insert in its place a new Section 7(b), as follows:

        (b)   Conversion Rate. The 23,375 outstanding shares of Series F Preferred Stock will be convertible into 46,910,503 shares of Common Stock of the Company, and shall be converted into such shares on the Subsequent Closing Date (as defined in the Note and Warrant Purchase Agreement) subject to the completion and effectiveness of the Thayer Condition (as defined in the Note and Warrant Purchase Agreement).

        FOURTH:    that the amendment of the Series F Certificate of Designation would strike in their entirety subsections 7(d) and 7(g) of the Series F Certificate of Designation and would replace each subsection with "[intentionally omitted]."

        FIFTH:    that thereafter, stockholders of said Corporation holding the necessary number of shares as required by statute, duly adopted and approved said amendments in a written consent executed in accordance with Section 228 of the Delaware General Corporation Law.

        SIXTH:    that said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Certificate of Amendment to be executed and filed on this    day of                        , 2003.

AEGIS COMMUNICATIONS GROUP, INC., a Delaware corporation
By:	Herman M. Schwarz President and Chief Executive Officer

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QuickLinks

INFORMATION STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CHANGE IN CONTROL
THE ACTIONS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
  ANNEX A
WRITTEN CONSENT OF THE MAJORITY OF THE HOLDERS OF COMMON STOCK AND SERIES F PREFERRED STOCK OF AEGIS COMMUNICATIONS GROUP, INC. NOVEMBER 5, 2003
EXHIBIT A CERTIFICATE OF AMENDMENT NO. 2 TO THE CERTIFICATE OF INCORPORATION OF AEGIS COMMUNICATIONS GROUP, INC.
EXHIBIT B CERTIFICATE OF AMENDMENT TO THE SERIES F PREFERRED STOCK CERTIFICATE OF DESIGNATION OF AEGIS COMMUNICATIONS GROUP, INC.